UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  June 19, 2003
                                  ------------
                      (Date of the earliest event reported)


                              CANNON EXPRESS, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


       DELAWARE                         1-13917                    71-0650141
  ------------------                 ------------               ---------------
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

       1457 EAST ROBINSON AVENUE, P.O. BOX 364, SPRINGDALE, ARKANSAS 72765
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (479) 751-9209
              (Registrant's telephone number, including area code)


ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

           On June 11, 2003, General Electric Capital Corporation ("GECC") brought suit in the District Court of Dallas County, Texas (the "District Court") against Registrant, TCC Leasing, Inc. and Cannon Express Corp. seeking money damages and a Temporary Restraining Order and Injunctive Relief enjoining the use of certain equipment subject to GECC's security interest. On June 19, 2003, the District Court granted a Temporary Restraining Order enjoining the use of the equipment which allowed for the completion of deliveries that were then in progress.


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           In addition, the Registrant received a Notice of Default pursuant to several agreements between the Registrant and CitiCapital Commercial Leasing Corporation (a/k/a Associates Leasing, Inc.) ("CCLC") asserting the failure to timely make required payments and the change of control of Registrant. The Registrant is engaged in discussions with CCLC in an effort to resolve those default issues.

           The Registrant and GECC have agreed in principle on the logistics for fleet substitution in an orderly manner over a period of three weeks so as not to disrupt normal traffic operations.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 24, 2003

                                             CANNON EXPRESS, INC.



                                             By:       /S/ DUANE WORMINGTON
                                             ---       --------------------
                                             Name:     Duane Wormington
                                             Title:    Chief Financial Officer



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